Exhibit 99.2

Transactions position company for growth ahead

TN and FL transactions provide ~$7.5 billion net proceeds at a premium valuation to materially strengthen Duke Energy's credit profile and efficiently finance increasing capital investment opportunities

- Combined net proceeds to offset $1.5 billion of common equity, fund $2 billion of Duke Energy's increased $87 billion, five-year capital plan, and displace $4 billion of holding company debt
- Reaffirming 2025 adjusted EPS guidance range of $6.17 to $6.42 and long-term adjusted EPS growth rate of 5-7% through 2029 off the 2025 midpoint of $6.30

Increasing Capital Plan and Raising FFO/Debt Guidance

$87 BILLION CAPITAL PLAN

INCREASING 2025 - 2029 DEF CAPITAL PLAN BY $4 BILLION

TARGETING 15% FFO/DEBT

INCREASING LONG-TERM FFO/DEBT TARGET BY 100 BPS

DUKE ENERGY FLORIDA EQUITY INVESTMENT

$6.0B ALL-CASH TRANSACTION

- Brookfield to acquire 19.7% stake in DEF
- Implied valuation of 2.0x 2024 year-end rate base
- Multi-tranche closing; initial closing expected early 2026

PIEDMONT TN GAS LDC ASSET SALE

$2.48B ALL-CASH TRANSACTION

- Spire to acquire Piedmont Natural Gas TN LDC business
- Implied valuation of 1.8x 2024 year-end rate base
- Expect transaction to close in Q1 2026

DUKE ENERGY

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// 2 // 2 Transaction Summary – Duke Energy Florida Equity Investment ▪ Brookfield Super - Core Infrastructure Partners (Brookfield) to acquire 19.7% interest in DEF for $6.0 billion ▪ Represents a valuation of 2.0x 2024 year - end rate base and 29x 2024 earnings, a significant premium to Duke Energy's current public equity valuation Investment & Valuation ▪ Brookfield’s ownership share will grow with their investment ▪ Multi - tranche closing proportional with acquired ownership: $3B in 2026, $2B in 2027, $1B in 2028. Brookfield has the option to fund its total $6B investment sooner ▪ Upon final close, Duke Energy will remain the operator and the majority owner, with an 80.3% stake in the business Structure & Timing ▪ Brookfield will receive certain limited rights commensurate with their investment Governance ▪ Transaction is subject to customary closing conditions, including regulatory approval from the Federal Energy Regulatory Commission and completion of review by the Committee on Foreign Investment in the United States (CFIUS) as well as approval, or a determination that the transaction does not require approval, by the Nuclear Regulatory Commission Closing Conditions ▪ $2 billion of proceeds will be used to fund Duke Energy’s increased five - year capital plan ▪ $4 billion of proceeds will be used to displace holding company debt Use of Proceeds

Non-GAAP financial Measures

This document includes a reference to the forecasted 2025 adjusted EPS guidance range of $6.17 to $6.42 and its long-term range of annual growth of 5% to 7% through 2029 off the midpoint of 2025 adjusted EPS guidance range of $6.30. Forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS from continuing operations available to Duke Energy Corporation common stockholders (GAAP reported EPS), adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.

This document includes a reference to Duke Energy's target FFO to Debt ratio. This ratio reflects non-GAAP financial measures. The numerator of the FFO to Debt ratio is calculated principally by using net cash provided by operating activities on a GAAP basis, adjusted for changes in working capital, ARO spend, depreciation and amortization of operating leases, long-term portion of deferred fuel, operating activities allocated to the Duke Energy Indiana minority interest and reduced for capitalized interest (including any AFUDC interest). The denominator for the FFO to Debt ratio is calculated principally by using the balance of long-term debt (excluding purchase accounting adjustments, long-term debt allocated to the Duke Energy Indiana minority interest, and long-term debt associated with the Crystal River Unit 3 Nuclear Plant and Duke Energy Carolinas and Duke Energy Progress Storm Securitizations), including current maturities, operating lease liabilities, plus notes payable, commercial paper outstanding, underfunded pension liability, and adjustments to hybrid debt and preferred stock issuances based on how credit rating agencies view the instruments. Due to the forward-looking nature of the target FFO to Debt ratio, the information to reconcile it to the most directly comparable GAAP financial measure is not available, as management is unable to project special items as discuss above for adjusted EPS. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY
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